UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SKYTERRA COMMUNICATIONS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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The following document was posted to SkyTerra Communications, Inc.’s website at

http://www.skyterra.com on February 26, 2010.

Media Contact: Tom Surface SkyTerra T: 703-390-1579 M: 703-462-3837 tom.surface@skyterra.com

For Immediate Release

SkyTerra Communications, Inc., Announces Record Date and Special Meeting Date of Stockholders in Connection with Merger Agreement

Reston, Va., February 26, 2010 – SkyTerra (OTCBB: SKYT) today announced that it has established a record date of close of business Thursday, Jan. 21, 2010 and a meeting date of Monday, March 22, 2010 at 10 a.m. Eastern Daylight Time for a special meeting of its stockholders. This meeting will be held at SkyTerra’s corporate headquarters, 10802 Parkridge Boulevard, Reston, Va., 20191.

At the meeting, stockholders of record will consider and vote upon a proposal to adopt the previously announced merger agreement, dated Sept. 23, 2009, as amended from time to time, providing for the acquisition of SkyTerra by a new corporation formed and indirectly wholly-owned by Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P.

Under the terms of the agreement, the new corporation will pay $5.00 in cash per share for each of SkyTerra’s outstanding shares of common stock not held by Harbinger or its affiliates. The purchase price represents a premium of approximately 56 percent over the average closing price of SkyTerra’s common stock for the 30 days ended Sept. 22, 2009, the last day before the announcement of the proposed transaction.

Harbinger and its affiliates together hold approximately 46 percent of SkyTerra’s outstanding voting common stock and approximately 48 percent of SkyTerra’s voting and non-voting common stock combined. In order for the merger to be approved, the merger agreement requires (1) that a majority of the outstanding Eligible Shares must be present, in person or by proxy, and be voted at the special meeting and (2) a majority of the Eligible Shares so present and voted shall have voted in favor of the adoption of the merger agreement. “Eligible Shares” means all shares of voting common stock excluding escrowed shares and any shares of voting common stock held by the Harbinger Parties, any director or officer of SkyTerra or any of their respective affiliates. As of the record date, Jan. 21, 2010, there were 22,608,771 Eligible Shares issued and outstanding, which means that 11,304,387 Eligible Shares must be present, in person or by proxy, and be voted at the special meeting in order for a quorum to be established for these purposes.

SkyTerra stockholders of record at the close of business on Thursday, Jan. 21, 2010, will be entitled to notice of the special meeting and to vote on the proposed merger.

Availability of Additional Information

SkyTerra filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) on Nov. 19, 2009 and subsequently amended preliminary proxy statements on Jan. 8, 2010, Feb. 5, 2010 and Feb. 16, 2010. A definitive proxy statement and a form of proxy filed with the SEC will be mailed to the SkyTerra stockholders of record as of Jan. 21, 2010. SkyTerra stockholders will be able to obtain, without charge, a copy of the definitive proxy statement from the SEC’s Web site at http://www.sec.gov. SkyTerra stockholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by written or telephonic request directed to SkyTerra Communications, Inc., Attn: Investor Relations, 10802 Parkridge Boulevard, Reston, VA 20191, telephone: (877) 678-2920, on the Investor/Financial page of SkyTerra’s corporate Web site at http://www.skyterra.com, or from our distribution and tabulation agent, Broadridge, toll-free at (888) 237-1900.

BEFORE MAKING ANY VOTING DECISION, SKYTERRA STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AS IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

SkyTerra and its directors and officers may be deemed to be participants in the solicitation of proxies from the SkyTerra stockholders with respect to the Merger Agreement. Information about the SkyTerra directors and executive officers and their ownership of the SkyTerra common stock and additional information regarding the interests of the directors and executive officers of SkyTerra in the Merger Agreement, which may be different than those of the SkyTerra stockholders, is included in the preliminary proxy statement and will be contained in the definitive proxy statement.

About SkyTerra

SkyTerra is North America’s leading developer and supplier of mobile satellite communications services (MSS). Since 1996 SkyTerra has been providing reliable wireless voice, two-way radio and data services for a wide range of customers across North America, northern South America, Central America, the Caribbean and Hawaii via its two existing MSAT satellites. SkyTerra is at the forefront of the development of the first integrated satellite-cellular communications network, which will provide seamless, transparent, interoperable and ubiquitous wireless coverage of North America using conventional handsets. It has extensive patents on the technology and holds the first FCC license to provide these services. Additional information is available at http://www.skyterra.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to SkyTerra’s plans to consummate the merger described in this news release. Such forward-looking statements are based on current expectations that are subject to risks, uncertainties and other factors. Such factors include, but are not limited to, the risk that the conditions to closing contained in the merger agreement are not satisfied or waived and that there is continued compliance with applicable Canadian regulatory requirements. Therefore, no assurance can be given that the merger will close and that stockholders will receive the $5.00 in cash per share merger consideration. SkyTerra assumes no obligation to update or supplement the information in this news release or any such forward-looking statements. Because the merger is a “going-private” transaction, disclosure made in connection with the merger is not entitled to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and any reference to any claim of reliance on such act contained herein is hereby excluded.

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